AGREEMENT OF RESIGNATION AND RELEASE
     Whereas, the undersigned, J. William Grimes (hereinafter called "Employee"), is resigning all of his positions with Multimedia, Inc., and its subsidiaries and other affiliates (hereinafter called "Employer"); and
     Whereas, Employer wishes to provide some assistance to said Employee in the transition period following his resignation;
     NOW THEREFORE, in consideration of the mutual covenants set forth herein, it is agreed by and between Employer and Employee as follows:
1. Employee does hereby tender to Employer and Employer does hereby accept his resignation, effective as of the date hereof, as officer, director, committee member and employee of Multimedia, Inc. and its subsidiaries and any foundation or any other affiliates of the company; and, Employee shall not be eligible for any executive employee benefits or other employee benefits including, but not limited to, the executive salary protection plan and the executive medical reimbursement plan, after the date hereof, except as may be provided by law.
2. Employer and Employee do hereby warrant and affirm that this Agreement of Resignation and Release (hereinafter the "Agreement") has been mutually agreed upon by the parties.
3. Subject to the performance by Employee of the terms and provisions hereof, Employer will pay Employee, as severance pay, twelve (12) months' salary at Employee's current annual base pay of four hundred seventy-five thousand dollars ($475,000), together with the sum of two hundred thirteen thousand dollars ($213,000) in lieu of a year-end bonus and a lump sum payment of twelve thousand dollars ($12,000) for application toward COBRA payments in the event Employee elects to maintain medical insurance following his resignation. Such base salary for the twelve (12) month period shall be paid one-fourth on December 31, 1993, one-fourth on March 31, 1994, one-fourth on June 30, 1994 and one-fourth on September 30, 1994. The two hundred thirteen thousand dollar ($213,000) payment in lieu of any bonus, shall be paid one-half on December 31, 1993 and one-half on March 31, 1994. The twelve thousand dollars ($12,000) lump sum payment shall be made on December 31, 1993. All such payments shall be subject to normal, lawful payroll deductions.
4. In addition to the foregoing payments, Employee shall be entitled to use Employer's apartment in New York from and after the date hereof until such time as Employee shall move his primary residence from Greenville, South Carolina, to another location; the period of such use, however, shall not extend beyond June 30, 1994. Employee will personally be responsible for all expenses, including utilities, incurred in the use of the apartment, which are not covered by the actual rental.
5. Employer shall not be liable to reimburse Employee for expenses of any type which are incurred on or after the date hereof.

6. In consideration of the additional payments and benefits as set forth above, which Employee acknowledges to be beyond anything to which he is otherwise entitled, Employee agrees that the payments and other considerations set forth herein are in full settlement of all claims or rights he has or may have arising from or in connection with his employment with Employer or his separation from employment, and does hereby release, remise and forever discharge Multimedia, Inc., its agents, employees, representatives, attorneys, directors, officers, stockholders, affiliated or subsidiary corporations, predecessors, successors and assigns, and the successors and assigns of any of the foregoing, from any and all claims, complaints, or causes of action, known or unknown, of any kind or type he may have or claim to have, whether arising under federal, state, or local statute, ordinance, common law, regulation, equity or other source including, but not limited to, claims under the Employee Retirement Income Security Act (ERISA), Title VII of the
     Civil Rights Act of 1964, Section 1981 of Title 42 of the
     U.S. Code, the Americans with Disabilities Act, and the
     South Carolina Wage Payment Act (S.C. Code Ann. (section symbol) 41-10-10 et seq.) and claims asserting breach of contract, defama-tion, invasion of privacy, harassment, outrage, or other common law causes of action, or claims for workers' compen-sation or other compensation for bodily injury. In other words, Employee agrees he will not sue or otherwise complain against Employer or anyone connected with Employer for discrimination, failure to pay wages, breach of contract, injury to reputation, or any other complaint or grievance
     Employee may have. In addition, Employee waives any right he may have to re-employment with Employer or any related company and agrees not to apply for re-employment to Employ-er.
7. In consideration of the payments hereunder, Employee shall not institute any suit or action at law, in equity or otherwise in any court of the United States or any state thereof, or any proceeding or charge before any administrative agency of either the United States or any state thereof or before any public or private tribunal, against Employer or any of the other entities released in this Agreement, arising in any way from Employee's employment by Employer or his termination of employment therefrom.
8. Employee covenants and agrees to keep confidential the terms of this Agreement and the terms of his separation from Employer, and not to discuss or disclose the terms of this Agreement or the terms of his separation from Employer with or to anyone other than his attorney or members of his immediate family. Employee shall instruct his attorney and family members to keep any such information confidential and warrants that they will do so. In addition, Employee agrees to keep confidential, and not disclose to any person, any and all confidential information learned by him or to which he was exposed while employed by Employer. For purposes of this Agreement, confidential information shall include all information (whether in written form, on electronic media, or oral) about Employer, its research, its financial information, its operations, plans, marketing and business strategy, and all other business information not readily available, absent breach hereof, involving or related to the businesses in which it is engaged, specifically including but not limited to the newspaper, radio and television, cablevision, entertainment and security alarm industries.
     Employee shall promptly return to Employer any property of Employer including, but not limited to, any confidential information, which may be in his possession, custody or control as of the date hereof.
     Notwithstanding this preceding paragraph 8, however, Employee and his attorney may disclose such information regarding this Agreement or Employer as they are required to disclose by way of a court order or directive of a state or federal regulatory agency.
9. Employee further covenants and agrees not to criticize, disparage or otherwise speak or write unfavorably either in public or private, of or concerning Employer, its officers, directors or employees or any of its businesses. Such covenant and agreement specifically includes, but is not limited to, any comments to the press, industry publications, television or radio news or discussion programs or personal conversations with other individuals.
10. In the event Employee shall violate any of his warranties, covenants or agreements hereunder, Employee shall forfeit, at the option of the Employer, any remaining payments due
     Employee under the terms of this agreement, such forfeiture to be in addition to injunctive relief and such other remedies as Employer may be entitled to under the law or in equity.
11. This Agreement shall be governed in all respects as to validity, construction, performance, or otherwise by the laws of the State of South Carolina and federal law as applicable, without regard to choice of law principles.

     Executed and agreed on this 9th day of December, 1993.

                       THIS RELEASE ENDS ALL CLAIMS.
                      READ CAREFULLY BEFORE SIGNING.

WITNESS:                      MULTIMEDIA, INC.


(signature of David Freeman)  (signature of Robert E. Hamby, Jr.)
_________________________     ______________________________
                              By:  Its duly authorized officer




WITNESS:

(signature of David Freeman)  (signature of J. William Grimes)
_________________________     ______________________________
                              J. William Grimes